UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 13, 2005

THE GOLDMAN SACHS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	No. 001-14965	No. 13-4019460

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

85 Broad Street
New York, New York	10004

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 902-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2005, certain benefits for participating managing directors (PMDs) of The Goldman Sachs Group, Inc. (the Registrant), including the Registrant’s executive officers, were approved. The benefits include the following:

•    PMDs who retire on or after November 24, 2006 and who, on the date of their retirement, have been PMDs for eight or more years (with limited exception, all of the Registrant’s current executive officers meet this requirement), will be eligible to receive retiree medical coverage, subsidized by the Registrant or its subsidiaries. The subsidy will be for 75% of the cost of coverage.

•    Effective January 1, 2006, each PMD will receive life insurance coverage during active employment as a PMD with coverage ending at age 75. The coverage will provide an aggregate U.S. $4.5 million death benefit for each PMD.

Item 2.02 Results of Operations and Financial Condition.

On December 15, 2005, the Registrant reported its earnings for its fiscal fourth quarter and fiscal year ended November 25, 2005. A copy of the Registrant’s press release containing this information is being furnished as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Item 8.01 Other Events.

On December 15, 2005, the Registrant reported net earnings of $5.63 billion for the year ended November 25, 2005. Diluted earnings per common share were $11.21, an increase of 26% compared with $8.92 for the year ended November 26, 2004. Return on average tangible common shareholders’ equity (1) was 27.6% and return on average common shareholders’ equity was 21.8% for 2005.

Fourth quarter net earnings were $1.63 billion. Diluted earnings per common share were $3.35 compared with $2.36 for the same 2004 quarter and $3.25 for the third quarter of 2005. Annualized return on average tangible common shareholders’ equity (1) was 31.7% and annualized return on average common shareholders’ equity was 25.2% for the fourth quarter.

Net Revenues

Investment Banking

Full Year

Net revenues in Investment Banking were $3.67 billion for the year, 9% higher than 2004. Net revenues in Financial Advisory were $1.91 billion, 10% higher than 2004, primarily reflecting an increase in industry-wide completed mergers and acquisitions. Net revenues in the firm’s Underwriting business were $1.77 billion, 8% higher than 2004, reflecting higher net revenues in debt underwriting, primarily due to an increase in leveraged finance and mortgage activity, partially offset by lower net revenues in equity underwriting. The firm’s investment banking backlog was significantly higher at year end than at the end of 2004.

Fourth Quarter

Net revenues in Investment Banking were $948 million, 23% higher than the fourth quarter of 2004 and 7% lower than the third quarter of 2005. Net revenues in Financial Advisory were $546 million, 32% higher than the fourth quarter of 2004, primarily reflecting an increase in industry-wide completed mergers and acquisitions. Net revenues in the firm’s Underwriting business were $402 million, 14% higher than the fourth quarter of 2004, reflecting higher net revenues in equity underwriting and, to a lesser extent, debt underwriting. The firm’s investment banking backlog increased significantly during the quarter.

Trading and Principal Investments

Full Year

Net revenues in Trading and Principal Investments were $16.36 billion for the year, 23% higher than 2004.

Net revenues in Fixed Income, Currency and Commodities (FICC) were $8.48 billion for the year, 16% higher than 2004, primarily reflecting significantly higher net revenues in credit products (which includes distressed investing) and, to a lesser extent, interest rate products and currencies. Net revenues in commodities and mortgages were strong, but essentially unchanged compared with 2004. During 2005, FICC operated in an environment generally characterized by strong customer-driven activity, tight, but volatile, credit spreads, higher energy prices and a flatter yield curve.

Net revenues in Equities were $5.65 billion for the year, 21% higher than 2004, reflecting significantly higher net revenues in the firm’s customer franchise and principal strategies businesses. The increase in the firm’s customer franchise businesses reflected improved results in derivatives and shares, particularly in Europe and Asia, as well as in convertibles. In addition, results in principal strategies reflected strength across all regions. During 2005, Equities operated in an environment characterized by generally higher equity prices, improved customer-driven activity and continued low levels of market volatility.

Principal Investments recorded net revenues of $2.23 billion, due to a $1.48 billion gain related to the firm’s investment in the convertible preferred stock of Sumitomo Mitsui Financial Group, Inc. (SMFG) and $753 million in gains and overrides from other corporate and, to a lesser extent, real estate principal investments.

Fourth Quarter

Net revenues in Trading and Principal Investments were $4.10 billion, 43% higher than the fourth quarter of 2004 and 19% lower than the third quarter of 2005.

Net revenues in FICC were $1.85 billion, 27% higher than the fourth quarter of 2004, primarily due to higher net revenues in interest rate products, credit products and, to a lesser extent, mortgages. Net revenues in commodities and currencies were strong, but lower compared with the fourth quarter of 2004. During the quarter, FICC operated in an environment characterized by solid customer-driven activity, generally narrow credit spreads, a flat yield curve and generally high energy prices.

Net revenues in Equities were $1.40 billion, 37% higher than the fourth quarter of 2004, due to higher net revenues in the firm’s customer franchise businesses, partially offset by lower net revenues in principal strategies. The increase in the firm’s customer franchise businesses primarily reflected higher net revenues in derivatives, shares and convertibles. During the quarter, Equities operated in an environment characterized by strong customer-driven activity and higher equity prices. In addition, market volatility levels increased, but remained low.

Principal Investments recorded net revenues of $852 million, reflecting a $723 million gain related to the firm’s investment in SMFG and $129 million in gains and overrides from other corporate and real estate principal investments.

Asset Management and Securities Services

Full Year

Net revenues in Asset Management and Securities Services were $4.75 billion for the year, 23% higher than 2004.

Asset Management net revenues were $2.96 billion for the year, 16% higher than 2004, primarily due to higher management fees, driven by growth in assets under management. During the year, assets under management increased 18%, reflecting net asset inflows of $63 billion across all asset classes as well as market appreciation of $17 billion, primarily in equity assets.

Securities Services net revenues were $1.79 billion for the year, 38% higher than 2004, primarily reflecting significantly higher global customer balances in securities lending and margin lending.

Fourth Quarter

Net revenues in Asset Management and Securities Services were $1.23 billion, 32% higher than the fourth quarter of 2004 and 2% higher than the third quarter of 2005.

Asset Management net revenues were $787 million, 32% higher than the fourth quarter of 2004, reflecting higher management fees, driven by growth in assets under management, and higher incentive fees. During the quarter, assets under management increased 2%, reflecting net asset inflows of $8 billion, primarily in equity and money market assets as well as market appreciation of $4 billion, primarily in equity assets.

Securities Services net revenues were $447 million, 32% higher than the fourth quarter of 2004, as the firm’s prime brokerage business continued to generate strong results, primarily reflecting significantly higher global customer balances in securities lending and margin lending.

Expenses

Operating expenses were $16.51 billion for 2005, 19% higher than 2004.

Compensation and Benefits

Compensation and benefits expenses were $11.69 billion for 2005, 21% higher than 2004. The ratio of compensation and benefits to net revenues for 2005 was 47.2% compared with 46.7% (2) for 2004. Employment levels increased 8% compared with the end of 2004 and 2% during the fourth quarter.

Non-Compensation Expenses

Full Year

Non-compensation expenses were $4.82 billion for 2005, 14% higher than 2004. Excluding non-compensation expenses related to consolidated entities held for investment purposes (3), non-compensation expenses were 8% higher than 2004, primarily due to higher brokerage, clearing and exchange fees, reflecting higher transaction volumes in FICC and Equities, increased professional fees, reflecting higher legal and consulting fees, and higher other expenses, primarily reflecting increased levels of business activity and higher charitable contributions.

Non-compensation expenses in 2005 included $37 million of net provisions for litigation and regulatory proceedings (included in other expenses) and $36 million of real estate costs associated with the relocation of office space (included in occupancy). Non-compensation expenses in 2004 included $103 million of net provisions for litigation and regulatory proceedings, $62 million in connection with the firm’s establishment of a joint venture in China (included in market development) and $41 million of real estate exit costs associated with reductions in the firm’s office space (included in occupancy and depreciation and amortization).

Fourth Quarter

Non-compensation expenses were $1.37 billion, 9% higher than the fourth quarter of 2004 and 10% higher than the third quarter of 2005. Excluding non-compensation expenses related to consolidated entities held for investment purposes (3), non-compensation expenses were 2% higher than the same prior year period, primarily due to higher brokerage, clearing and exchange fees, reflecting higher transaction volumes in Equities and FICC, and increased professional fees, reflecting higher consulting and legal fees.

Non-compensation expenses in the fourth quarter of 2005 included $6 million of net provisions for litigation and regulatory proceedings (included in other expenses). Non-compensation expenses in the fourth quarter of 2004 included $62 million in connection with the firm’s establishment of a joint venture in China (included in market development), $40 million of net provisions for litigation and regulatory proceedings and $4 million of real estate exit costs associated with the relocation of office space (included in occupancy and depreciation and amortization).

Provision For Taxes

The effective income tax rate was 32.0% for 2005, up from 31.1% for the first nine months of 2005. Excluding the impact of audit settlements in 2005, the effective income tax rate for 2005 would have been 33.3%, up from 32.9% for the first nine months of 2005 and 31.8% for 2004. Excluding the impact of audit settlements, the change in the effective income tax rate compared with 2004 was primarily due to a lower benefit from tax credits in 2005.

Capital

As of November 25, 2005, total capital was $128.01 billion, consisting of $28.00 billion in total shareholders’ equity (common equity of $26.25 billion and preferred equity of $1.75 billion) and $100.01 billion in long-term borrowings. (4) Book value per common share was $57.02 based on common shares outstanding, including restricted stock units granted to employees with no future service requirements, of 460.4 million at year end. Tangible book value per common share was $45.72. (1)

On October 31, 2005, The Goldman Sachs Group, Inc. issued $800 million of perpetual 6.20% Non-Cumulative Preferred Stock, Series B (Series B Preferred Stock) and $200 million of perpetual Floating Rate Non-Cumulative Preferred Stock, Series C (Series C Preferred Stock).

The firm repurchased 63.7 million shares of its common stock at an average price of $111.57 per share during 2005, including 20.5 million shares of its common stock at an average price of $120.45 per share in the fourth quarter. The remaining share authorization under the firm’s existing common stock repurchase program is 42.7 million shares.

Dividends

The Board of Directors of The Goldman Sachs Group, Inc. (the Board) declared a dividend of $0.25 per common share to be paid on February 23, 2006 to common shareholders of record on January 24, 2006. The Board also declared dividends of $323.28, $430.56 and $353.68 per share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, respectively (represented by depositary shares, each representing a 1/1000th interest in a share of preferred stock), to be paid on February 10, 2006 to preferred shareholders of record on January 26, 2006.

Cautionary Note Regarding Forward-Looking Statements

This Report on Form 8-K contains “forward-looking statements.” These statements are not historical facts but instead represent only the firm’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For a discussion of some of the risks and important factors that could affect the firm’s future results, see “Business — Certain Factors That May Affect Our Business” in Part I, Item 1 of the firm’s Annual Report on Form 10-K for the fiscal year ended November 26, 2004.

Statements about the firm’s investment banking transaction backlog also may constitute forward-looking statements. Such statements are subject to the risk that the terms of these transactions may be modified or that they may not be completed at all; therefore, the net revenues that the firm expects to earn from these transactions may differ, possibly materially, from those currently expected. Important factors that could result in a modification of the terms of a transaction or a transaction not being completed include, in the case of underwriting transactions, a decline in general economic conditions, volatility in the securities markets generally or an adverse development with respect to the issuer of the securities and, in the case of financial advisory transactions, a decline in the securities markets, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For a discussion of other important factors that could adversely affect the firm’s investment banking transactions, see “Business — Certain Factors That May Affect Our Business” in Part I, Item 1 of the firm’s Annual Report on Form 10-K for the fiscal year ended November 26, 2004.

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
SEGMENT NET REVENUES
(UNAUDITED)
$ in millions

	Year Ended		% Change From
	Nov. 25,	Nov. 26,	Nov. 26,
	2005	2004	2004

Investment Banking
Financial Advisory	$1,905	$1,737	10%

Equity underwriting	704	819	(14)
Debt underwriting	1,062	818	30

Total Underwriting	1,766	1,637	8

Total Investment Banking	3,671	3,374	9

Trading and Principal Investments
FICC	8,484	7,322	16

Equities trading	2,675	1,969	36
Equities commissions	2,975	2,704	10

Total Equities	5,650	4,673	21

SMFG	1,475	771	91
Other corporate and real estate gains and losses	569	456	25
Overrides	184	105	75

Total Principal Investments	2,228	1,332	67

Total Trading and Principal Investments	16,362	13,327	23

Asset Management and Securities Services
Asset Management	2,956	2,553	16
Securities Services	1,793	1,296	38

Total Asset Management and Securities Services	4,749	3,849	23

Total net revenues	$24,782	$20,550	21

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
SEGMENT NET REVENUES
(UNAUDITED)
$ in millions

	Three Months Ended			% Change From
	Nov. 25,	Aug. 26,	Nov. 26,	Aug. 26,	Nov. 26,
	2005	2005	2004	2005	2004

Investment Banking
Financial Advisory	$546	$559	$414	(2)%	32%

Equity underwriting	205	199	169	3	21
Debt underwriting	197	257	185	(23)	6

Total Underwriting	402	456	354	(12)	14

Total Investment Banking	948	1,015	768	(7)	23

Trading and Principal Investments
FICC	1,850	2,626	1,459	(30)	27

Equities trading	602	872	370	(31)	63
Equities commissions	800	721	655	11	22

Total Equities	1,402	1,593	1,025	(12)	37

SMFG	723	498	254	45	185
Other corporate and real estate gains and losses	109	205	126	(47)	(13)
Overrides	20	140	15	(86)	33

Total Principal Investments	852	843	395	1	116

Total Trading and Principal Investments	4,104	5,062	2,879	(19)	43

Asset Management and Securities Services
Asset Management	787	731	595	8	32
Securities Services	447	477	339	(6)	32

Total Asset Management and Securities Services	1,234	1,208	934	2	32

Total net revenues	$6,286	$7,285	$4,581	(14)	37

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
In millions, except per share amounts

	Year Ended			% Change From
	Nov. 25,	Nov. 26,		Nov. 26,
	2005	2004		2004

Revenues
Investment banking	$3,599	$3,286		10%
Trading and principal investments	15,452	11,984		29
Asset management and securities services	3,090	2,655		16
Interest income	21,250	11,914		78

Total revenues	43,391	29,839		45

Interest expense	18,153	8,888		104
Cost of power generation (5)	456	401		14

Revenues, net of interest expense and cost of power generation	24,782	20,550		21

Operating expenses
Compensation and benefits (2)	11,688	9,652		21

Brokerage, clearing and exchange fees	1,109	952		16
Market development	378	374		1
Communications and technology	490	461		6
Depreciation and amortization	501	499		—
Amortization of identifiable intangible assets	124	125		(1)
Occupancy	728	646		13
Professional fees	475	338		41
Other expenses	1,016	827		23

Total non-compensation expenses	4,821	4,222		14

Total operating expenses	16,509	13,874		19

Pre-tax earnings	8,273	6,676		24
Provision for taxes	2,647	2,123		25

Net earnings	5,626	4,553		24

Preferred stock dividend	17	—		N.M.

Net earnings applicable to common shareholders	$5,609	$4,553		23

Earnings per common share
Basic	$11.73	$9.30		26
Diluted	11.21	8.92		26

Average common shares outstanding
Basic	478.1	489.5		(2)
Diluted	500.2	510.5		(2)

Selected Data
Ratio of compensation and benefits to net revenues	47.2%	46.7	% (2)

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)
In millions, except per share amounts and employees

	Three Months Ended				% Change From
	Nov. 25,	Aug. 26,	Nov. 26,		Aug. 26,	Nov. 26,
	2005	2005	2004		2005	2004

Revenues
Investment banking	$932	$998	$750		(7)%	24%
Trading and principal investments	3,907	4,842	2,332		(19)	68
Asset management and securities services	820	772	619		6	32
Interest income	6,486	5,721	3,754		13	73

Total revenues	12,145	12,333	7,455		(2)	63

Interest expense	5,742	4,940	2,821		16	104
Cost of power generation (5)	117	108	53		8	121

Revenues, net of interest expense and cost of power generation	6,286	7,285	4,581		(14)	37

Operating expenses
Compensation and benefits (2)	2,440	3,642	1,617		(33)	51

Brokerage, clearing and exchange fees	312	271	239		15	31
Market development	110	92	160		20	(31)
Communications and technology	125	124	118		1	6
Depreciation and amortization	130	125	126		4	3
Amortization of identifiable intangible assets	31	31	31		—	—
Occupancy	194	200	163		(3)	19
Professional fees	153	117	101		31	51
Other expenses	312	278	312		12	—

Total non-compensation expenses	1,367	1,238	1,250		10	9

Total operating expenses	3,807	4,880	2,867		(22)	33

Pre-tax earnings	2,479	2,405	1,714		3	45
Provision for taxes	847	788	520		7	63

Net earnings	1,632	1,617	1,194		1	37

Preferred stock dividend	8	9	—		(1)	N.M.

Net earnings applicable to common shareholders	$1,624	$1,608	$1,194		1	36

Earnings per common share
Basic	$3.53	$3.40	$2.44		4	45
Diluted	3.35	3.25	2.36		3	42

Average common shares outstanding
Basic	459.4	473.3	488.6		(3)	(6)
Diluted	485.2	494.2	506.2		(2)	(4)

Selected Data
Employees at period end (6) (7)	22,425	22,032	20,722		2	8
Ratio of compensation and benefits to net revenues	38.8%	50.0%	35.1	% (2)

NON-COMPENSATION EXPENSES
(UNAUDITED)
$ in millions

	Year Ended		% Change From
	Nov. 25,	Nov. 26,	Nov. 26,
	2005	2004	2004

Non-compensation expenses of consolidated investments (3)	$265	$21	N.M. %

Non-compensation expenses excluding consolidated investments
Brokerage, clearing and exchange fees	1,109	952	16
Market development	361	374	(3)
Communications and technology	487	461	6
Depreciation and amortization	467	499	(6)
Amortization of identifiable intangible assets	124	125	(1)
Occupancy	674	646	4
Professional fees	468	338	38
Other expenses	866	806	7

Subtotal	4,556	4,201	8

Total non-compensation expenses, as reported	$4,821	$4,222	14

	Three Months Ended			% Change From
	Nov. 25,	Aug. 26,	Nov. 26,	Aug. 26,	Nov. 26,
	2005	2005	2004	2005	2004

Non-compensation expenses of consolidated investments (3)	$101	$100	$7	1%	N.M. %

Non-compensation expenses excluding consolidated investments
Brokerage, clearing and exchange fees	312	271	239	15	31
Market development	103	86	160	20	(36)
Communications and technology	124	122	118	2	5
Depreciation and amortization	113	114	126	(1)	(10)
Amortization of identifiable intangible assets	31	31	31	—	—
Occupancy	166	186	163	(11)	2
Professional fees	150	114	101	32	49
Other expenses	267	214	305	25	(12)

Subtotal	1,266	1,138	1,243	11	2

Total non-compensation expenses, as reported	$1,367	$1,238	$1,250	10	9

THE GOLDMAN SACHS GROUP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(UNAUDITED)

Average Daily VaR (8)
$ in millions

	Three Months Ended			Twelve Months Ended
	Nov. 25,	Aug. 26,	Nov. 26,	Nov. 25,	Nov. 26,
	2005	2005	2004	2005	2004

Risk Categories
Interest rates	$45	$38	$30	$37	$36
Equity prices	44	40	24	34	32
Currency rates	15	19	16	17	20
Commodity prices	25	25	27	26	20
Diversification effect (9)	(49)	(46)	(40)	(44)	(41)

Total	$80	$76	$57	$70	$67

Assets Under Management (10)
$ in billions

	As of			% Change From
	Nov. 30,	Aug. 31,	Nov. 30,	Aug. 31,	Nov. 30,
	2005	2005	2004	2005	2004

Money markets	$101	$98	$90	3%	12%
Fixed income and currency	159	161	139	(1)	14
Equity	158	150	126	5	25
Alternative investments	114	111	97	3	18

Total	$532	$520	$452	2	18

	Three Months Ended			Year Ended
	Nov. 30,	Aug. 31,	Nov. 30,	Nov. 30,	Nov. 30,
	2005	2005	2004	2005	2004

Balance, beginning of period	$520	$490	$426	$452	$373

Net asset inflows / (outflows)
Money markets	3	—	(5)	11	1
Fixed income and currency	—	6	6	18	14
Equity	4	6	3	20	13
Alternative investments	1	6	5	14	24

Total net asset inflows / (outflows)	8	18	9	63	52

Net market appreciation / (depreciation)	4	12	17	17	27

Balance, end of period	$532	$520	$452	$532	$452

Principal Investments
$ in millions

	As of November 25, 2005
	Corporate	Real Estate	Total

Private	$1,538	$716	$2,254
Public	185	29	214

Subtotal	1,723	745	2,468
SMFG convertible preferred stock (11)	4,058	—	4,058

Total	$5,781	$745	$6,526

Footnotes

(1)	Tangible common shareholders’ equity equals total shareholders’ equity less preferred stock less goodwill and identifiable intangible assets. Management believes that annualized return on average tangible common shareholders’ equity is a meaningful measure of performance because it excludes the portion of the firm’s common shareholders’ equity attributable to goodwill and identifiable intangible assets. As a result, this calculation measures corporate performance in a manner that treats underlying businesses consistently, whether they were acquired or developed internally. Annualized return on average tangible common shareholders’ equity is computed by dividing annualized net earnings applicable to common shareholders by average monthly tangible common shareholders’ equity. Tangible book value per common share is computed by dividing tangible common shareholders’ equity by the number of common shares outstanding, including restricted stock units granted to employees with no future service requirements. The following table sets forth a reconciliation of total shareholders’ equity to tangible common shareholders’ equity:

	Average for the		As of
	Year Ended	Three Months Ended
	November 25, 2005	November 25, 2005	November 25, 2005
	(unaudited, $ in millions)

Total shareholders’ equity	$26,264	$26,762	$28,002
Deduct: Preferred stock	(538)	(1,000)	(1,750)

Common shareholders’ equity	25,726	25,762	26,252
Deduct: Goodwill and identifiable intangible assets	(5,418)	(5,271)	(5,203)

Tangible common shareholders’ equity	$20,308	$20,491	$21,049

(2)	Compensation and benefits includes the amortization of employee initial public offering and acquisition awards of $3 million, $5 million and $10 million for the three months ended November 25, 2005, August 26, 2005 and November 26, 2004, and $19 million and $61 million for the years ended November 2005 and November 2004, respectively. For the three months and year ended November 26, 2004, the ratio of compensation and benefits to net revenues, including the amortization of employee initial public offering and acquisition awards, was 35.3% and 47.0%, respectively.

(3)	Consolidated entities held for investment purposes includes entities that are held strictly for capital appreciation, have a defined exit strategy and are engaged in activities which are not closely related to the firm’s principal businesses. For example, these investments include consolidated entities that hold real estate assets such as golf courses and hotels in Asia, but exclude investments in entities which primarily hold financial assets. Management believes that it is meaningful to review non-compensation expenses excluding expenses related to these consolidated entities in order to evaluate trends in non-compensation expenses for the firm’s principal business activities.

(4)	Long-term borrowings includes nonrecourse debt of $13.63 billion, consisting of $5.11 billion issued by William Street Funding Corporation (a wholly owned subsidiary of The Goldman Sachs Group, Inc. formed to raise funding to support loan commitments made by another wholly owned William Street entity to investment-grade clients) and $8.52 billion issued by consolidated variable interest entities and other consolidated entities. Nonrecourse debt is debt that The Goldman Sachs Group, Inc. is not directly or indirectly obligated to repay through a guarantee, general partnership interest or contractual arrangement.

(5)	Cost of power generation includes all of the direct costs of the firm’s consolidated power plants (e.g., fuel, operations and maintenance) as well as the depreciation and amortization associated with the plants and related contractual assets. Power generation revenues are included in “Trading and principal investments.”

(6)	Excludes 1,437, 1,377 and 1,206 employees as of November 2005, August 2005 and November 2004, respectively, of Goldman Sachs’ consolidated property management and loan servicing subsidiaries. Compensation and benefits includes $54 million, $45 million and $42 million for the three months ended November 25, 2005, August 26, 2005 and November 26, 2004, respectively, attributable to these subsidiaries, the majority of which is reimbursed to Goldman Sachs by the investment funds for which these companies manage properties and perform loan servicing. Such reimbursements are recorded in net revenues.

(7)	Excludes 7,143, 7,094 and 293 employees as of November 2005, August 2005 and November 2004, respectively, of consolidated entities held for investment purposes. Compensation and benefits includes $57 million, $50 million and $3 million for the three months ended November 25, 2005, August 26, 2005 and November 26, 2004, respectively, attributable to these consolidated entities.

(8)	VaR is the potential loss in value of Goldman Sachs’ trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. The modeling of the risk characteristics of the firm’s trading positions involves a number of assumptions and approximations. While management believes that these assumptions and approximations are reasonable, there is no uniform industry methodology for estimating VaR, and different assumptions and/or approximations could produce materially different VaR estimates. For a further discussion of the calculation of VaR, see Part II, Item 7A “Quantitative and Qualitative Disclosures about Market Risk” in the firm’s Annual Report on Form 10-K for the fiscal year ended November 26, 2004.

(9)	Equals the difference between total VaR and the sum of the VaRs for the four risk categories. This effect arises because the four market risk categories are not perfectly correlated.

(10)	Substantially all assets under management are valued as of calendar month end.

(11)	Excludes an economic hedge on the unrestricted shares of common stock underlying the investment. As of November 25, 2005, the fair value of this hedge was $1.51 billion. Includes the impact of foreign exchange revaluation on the investment, for which the firm also maintains an economic hedge.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this Report on Form 8-K:

99.1	Press release of the Registrant dated December 15, 2005 containing financial information for its fiscal fourth quarter and fiscal year ended November 25, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOLDMAN SACHS GROUP, INC. (Registrant)

Date: December 15, 2005	By:	/s/ David A. Viniar

		Name:	David A. Viniar
		Title:	Chief Financial Officer